UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 11, 2011

Date of Report (Date of earliest event reported)

NHS Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-25127

(Commission File Number)

91-1715373

(IRS Employer Identification No.)

39 Acorn Lane

Hilton Head Island, SC 29928

(Address of Principal Executive Offices and Zip Code)

(843) 683-6477

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]

Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[__]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

[__]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 23, 2011, NHS Health Solutions, Inc. (“NHS” or the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with shareholders of Mineseeker Operations Overseas Ltd., a British Virgin Islands corporation (“Mineseeker”), wherein NHS agreed to a tax-free share exchange pursuant to which Mineseeker shall be a wholly-owned subsidiary of NHS. The parties closed the transaction on Friday, October 7, 2011. Pursuant to the Agreement, NHS issued 232,000,000 shares of restricted common stock to the individuals identified in the Agreement.

Mineseeker is an aerial survey and mapping company, using innovative technology producing a fusion of multi-spectral images of both surface and sub-surface targets, designed specifically to identify and locate landmines and unexploded remnants of war. The technology, which has been developed and extensively trialled can survey up to 5 square kilometres per day, significantly reducing the time and cost of releasing land back to economically productive use when compared with traditional mine clearance methods.

Mineseeker, through its Aid Free Zones, then works with governments and land owners to develop economically sustainable solutions through its program of compassionate capitalism to deliver wealth in partnership with the local populations thereby removing their reliance on aid handouts and driving exciting investor returns.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On September 23, 2011, NHS entered into a Share Exchange Agreement with shareholders of Mineseeker Operations Overseas Ltd., a British Virgin Islands corporation, wherein NHS agreed to a tax-free share exchange pursuant to which Mineseeker shall be a wholly-owned subsidiary of NHS. The parties closed the transaction on Friday, October 7, 2011.

Pursuant to the Agreement, NHS issued 232,000,000 shares of restricted common stock to the individuals identified in the Agreement. Mineseeker shareholders tendered an aggregate total of 1,087,500 shares of Mineseeker common stock to NHS in exchange for its shares of restricted common stock. The parties relied upon the private transaction exemption set forth in Section 4(2) of the Securities Act of 1933 in connection with the issuance of shares of NHS restricted common stock. Each of the Mineseeker shareholders is a “sophisticated investor” as such term is construed under state and federal securities laws. The NHS shares were acquired by the Mineseeker shareholders in this private transaction with investment intent and without any intent to engage in any unregistered distribution of such securities.

Section 5 Corporate Governance and Management

Item 5.01 Change in Control of Registrant.

On September 23, 2011, NHS entered into a Share Exchange Agreement with shareholders of Mineseeker Operations Overseas Ltd., a British Virgin Islands corporation, wherein NHS agreed to a tax-free share exchange pursuant to which Mineseeker shall be a wholly-owned subsidiary of NHS. The parties closed the transaction on Friday, October 7, 2011.

Pursuant to the Agreement, NHS issued 232,000,000 shares of restricted common stock to the individuals set forth in the table below. Mineseeker shareholders tendered an aggregate total of 1,087,500 shares of Mineseeker common stock to NHS in exchange for its shares of restricted common stock.

Mineseeker Shareholder	Mineseeker Shares Tendered	NHS Shares Issued	Post-Close % Owned
Mike Kendrick	752,500	165,500,000	52.5
Mark Dorey	187,500	37,500,000	11.9
Edward Cross	100000	20,000,000	6.3
Graham Miller	15,000	3,000,000	0.9
Richard Trueman	30,000	6,000,000	1.9
Sarah Williams	2,500	500,000	0.1

The issuance of the shares as set forth in table above, has resulted in a change of control of NHS.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 – Share Exchange Agreement dated September 23, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NHS HEALTH SOLUTIONS, INC.

By:

/s/:  Jeffrey DiGenova

Jeffrey DiGenova, Chief Executive Officer

DATED:  October 11, 2011.

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